Exhibit 99.1
Accretive Health Reports Financial Results
•	Signed inaugural Quality and Total Cost of Care contract with Fairview Health Services

•	30% growth in Projected Contracted Annual Revenue Run Rate to a range of $654 million to $670 million today, a $151 million increase versus 12 months ago

•	Management expects Projected Contracted Annual Revenue Run Rate at the end of 2010 to exceed $710 million, an increase of at least 38% as compared to December 31, 2009

•	Net services revenue was $158.4 million and Non-GAAP Adjusted EBITDA was $11.6 million in the third quarter of 2010
Chicago, IL, November 11, 2010 — Accretive Health, Inc. (NYSE: AH), a leading provider of comprehensive end-to-end healthcare revenue cycle management services and population health management infrastructure, today announced financial results for the quarter ended September 30, 2010.
Financial Results — Third Quarter 2010
•	Net services revenues for the third quarter of 2010 were $158.4 million, an increase of $23.9 million, or 18%, over the third quarter of 2009

•	Operating margin for the third quarter of 2010 was $32.2 million, an increase of $3.5 million, or 12%, over the third quarter of 2009. Operating margin for the nine months ended September 30, 2010 was $89.7 million, an increase of $18.6 million, or 26%, over the nine months ended September 30, 2009.

•	Non-GAAP adjusted EBITDA was $11.6 million for the third quarter of 2010, an increase of $1.1 million, or 11%, over the third quarter of 2009. Absent the increased level of internal investment in the new Quality and Total Cost of Care offering during the third quarter of 2010 and the commencement of public company costs, third quarter Non-GAAP adjusted EBITDA would be $13.7 million, an increase of $3.1 million, representing 30% growth over the third quarter of 2009

•	Year-to-date Non-GAAP adjusted EBITDA as of the third quarter of 2010 was $28.3 million, an increase of $6.2 million, or 28%, from the 2009 YTD results. Absent the increased level of internal investment in the Quality and Total Cost of Care offering during 2010 and the commencement of public company costs, Non-GAAP adjusted EBITDA for the first 9 months of 2010 would have been $32.7 million, an increase of $10.6 million, representing a 48% increase over the same period of 2009.

•	Non-GAAP adjusted net income per diluted common share was $0.06 for the quarter ended September 30, 2010.

•	Net income attributable to common shareholders for the third quarter of 2010 was $2.9 million, an increase of $6.6 million when compared to the $3.8 million loss attributable to common shareholders during the third quarter of 2009.

•	Diluted earnings per common share were $0.03 for the quarter ended September 30, 2010.
Mary Tolan, Accretive Health’s Co-Founder and Chief Executive Officer said, “We are excited to have completed our inaugural Quality and Total Cost of Care arrangement with one of the leading healthcare providers. We are also pleased with our growth in new contracts and Non-GAAP adjusted EBITDA. The increase in our Projected Contracted Annual Revenue Run Rate reflects the market’s acknowledgement of the value we deliver to our customers through both net revenue yield improvements and operating efficiencies.”
We continue to be encouraged by the depth and quality of the pipeline. We are having robust conversations with many CEOs and CFOs who are facing this challenging economic environment for healthcare providers and our message on the value we can deliver is resonating well. The four significant sales campaigns discussed during our last earnings call continue to progress well and include frequent conversations with each company’s leadership. We have also added an additional potential Quality and Total Cost of Care customer to those with which we are actively negotiating contract terms and conditions.
We define our Projected Contracted Annual Revenue Run Rate as the expected total net services revenue for the subsequent twelve (12) months for all our customers under contract as of the end of the reporting period. The company’s Projected Contracted Annual Revenue Run Rate at November 11, 2010 is $654 million to $670 million compared to $506 million to $516 million at November 11, 2009. The midpoint of the range at November 11, 2010 increased by $151 million, or 30%, from the midpoint of the range at November 11, 2009.
We recently announced our inaugural contract to partner with Fairview Health Services to assist in managing the Quality and Total Cost of Care for a defined patient population. Fairview Health Services has seven hospitals, 40+ primary care clinics and a wide range of specialty services. Accretive Health will be the technology and services platform provider to assist healthcare providers to provide higher quality health care, at a lower total cost of care, for the patients served by Fairview’s employed and affiliated physicians. Fairview Health Services and its management are among the thought leaders in this new way of managing healthcare delivery. We are excited to have Fairview as our first client for this offering which we anticipate will provide value to all of the parties in the healthcare complex: patients, providers, and payors. Management expects this new offering to have a significant adoption rate with the company’s revenue cycle clients.
Revenues and Operating Results — Third Quarter 2010
Total net services revenue for the third quarter of 2010 grew to $158.4 million, an 18% increase over the third quarter of 2009. While the timing of new contract additions impacted total third quarter revenues, we believe the long term revenue trajectory is strong as indicated by the 30% growth in Projected Contracted Annual Revenue Run Rate versus 12 months ago. Net base fee revenues were $136.0 million during the third quarter, an increase of $21.5 million over the third quarter of 2009. Incentive payments were $19.1 million during the third quarter, an increase of $2.3 million over the third quarter of 2009. Other services revenue in the third quarter of 2010 was $3.3 million, an increase of $0.1 million over the third quarter of 2009.
Non-GAAP adjusted EBITDA for the quarter ended September 30, 2010 was $11.6 million, an increase of $1.1 million, or 11%, over the third quarter of 2009. Absent the increased investment in the Quality and Total Cost of Care offering during the third quarter of 2010 of $1.7 million and the commencement of public company costs during the third quarter of 2010 of $0.3 million, third quarter 2010 Non-GAAP adjusted EBITDA would be $13.7 million, a 30% increase over the third quarter of 2009. Our investments in the new Quality and Total Cost of Care offering are expected to begin paying off in 2011 with the signing of our inaugural client, Fairview Health Services.
Non-GAAP adjusted EBITDA for the nine months ended September 30, 2010 was $28.3 million, an increase of $6.2 million, or 28%, as compared to the nine months ended September 30, 2009. Absent the increased internal investment in the Quality and Total Cost of Care offering during 2010 of $3.5 million and the commencement of public company costs of $0.9 million during 2010, YTD adjusted EBITDA would be $32.7 million, a 48% growth over the same period of 2009.
The company’s net income attributable to common shareholders for the third quarter of 2010 was $2.9 million, an increase of $6.6 million as compared to the third quarter of 2009 when a loss of $3.8 million was recorded. The increase primarily reflects the absence of dividend distributions during 2010, offset by costs incurred in 2010 related to Quality and Total Cost of Care Offering and public company costs discussed above. In the third quarter of 2009, $14.9 million of dividends were declared of which $8.0 million were applicable to preferred stockholders.
2010 Outlook
Management continues to estimate that the company’s Projected Contracted Annual Revenue Run Rate at the end of 2010 will exceed $710 million, an increase of at least 38% from the midpoint of the $510 million to $519 million projected at the end of 2009. Based on the timing of recent contract signings, management expects that revenues for the year ended December 31, 2010 will be $595 million to $607 million. Management continues to expect that full-year 2010 Non-GAAP adjusted EBITDA will be $43 million to $46 million. The midpoint of this range of projected Non-GAAP adjusted EBITDA represents a 35% growth over the prior year. As we have just reported results for the third quarter of 2010, our full year outlook implies a Q4 2010 Non-GAAP adjusted EBITDA of $14.7 million to $17.7 million. The midpoint of this range is a 51% increase over Q4 2009 Non-GAAP adjusted EBITDA of $10.7 million.
Conference Call
Accretive Health’s management will host a conference call beginning at 7:30 A.M. Central Time on November 11, 2010 to discuss the company’s third quarter 2010 results and business outlook. To participate, callers can dial 1 (888) 679-8018 from within the U.S. or 1 (617) 213-4845 from any other country. Thereafter, callers will be prompted to enter the participant pass-code, 17253581.
For those who cannot participate in the call, a replay will be available on Accretive Health’s website, www.accretivehealth.com, after the end of the call.
About Accretive Health
Accretive Health is a leading provider of services to healthcare providers. Our business purpose is to help U.S. hospitals, physicians and other healthcare providers more efficiently manage their revenue cycle operations and population-based health management initiatives. Our distinctive operating model that includes people, processes and sophisticated integrated technology, which we refer to as our solutions, helps our customers realize sustainable improvements in their operating margins and improve the satisfaction of their patients, physicians and staff. Our customers typically are multi-hospital systems, including faith-based or community healthcare systems, academic medical centers and independent ambulatory clinics, and their affiliated physician practice groups. Our revenue cycle solution spans our customers’ entire revenue cycle, unlike competing services that we believe address only a portion of the revenue cycle or focus solely on cost reductions. Our revenue cycle management customers have historically achieved significant improvements in cash collections measured against the contractual amount due for healthcare services, which we refer to as net revenue yield. Our population health management infrastructure spans the entire healthcare delivery continuum and enables providers to manage the health of their patient populations delivering higher quality care while reducing aggregate cost of care.
Safe Harbor
This press release contains forward-looking statements, including statements regarding expectations for future financial and business performance and market growth, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in our Quarterly Report on Form 10-Q filed with the SEC on

August 13, 2010, under the heading “Risk Factors”. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying any of our forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, or financial condition may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no, and we specifically disclaim any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our periodic reports that we file with or furnish to the U.S. Securities and Exchange Commission.

Accretive Health, Inc.
Consolidated Income Statements (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net services revenue (1)	$158,424	$134,512	$436,265	$372,661
Costs of services	126,272	105,885	346,574	301,552

Operating margin	32,152	28,627	89,691	71,109
Other operating expenses:
Infused management and technology	15,760	13,572	46,817	38,054
Selling, general, and administrative	11,911	8,071	29,788	23,379

Total operating expenses	27,671	21,643	76,605	61,433
Income from operations	4,481	6,984	13,086	9,676
Interest income (expense)	14	(95)	24	(12)

Net income before provision for income taxes	4,495	6,889	13,110	9,664
Provision for income taxes	1,637	2,619	6,020	180

Net income	$2,858	$4,270	$7,090	$9,484

Dividends on preferred shares	—	(8,044)	—	(8,044)

Net income (loss) applicable to common shareholders	$2,858	$(3,774)	$7,090	$1,440

Net income (loss) per common share (2)
Basic	$0.03	$(0.11)	$0.11	$0.04
Diluted	0.03	(0.11)	0.08	0.03
Weighted average shares used in calculating net income (loss) per common share
Basic	91,062,356	36,822,226	63,600,972	36,677,687
Diluted	97,464,457	36,822,226	92,959,707	44,144,535

(1) The components of net services revenue were:

Net base fees for managed services contracts	$136,039	$114,557	$375,596	$319,574
Incentive payments for managed services contracts	19,093	16,808	51,501	43,826
Other services	3,292	3,147	9,168	9,261

Total	$158,424	$134,512	$436,265	$372,661

(2)	Net income per common share and weighted-average shares used in calculating net income per common share have been restated for all historical periods to reflect the Company’s 3.92-for-1 stock split, which occurred in connection with the Company’s initial public offering.

Accretive Health, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$124,610	$43,659
Accounts receivable, net of allowance for doubtful accounts of $82 at September 30, 2010 and December 31, 2009, respectively	55,639	27,519
Prepaid assets	6,528	4,283
Due from related party	1,281	1,273
Other current assets	1,496	1,337

Total current assets	189,554	78,071
Deferred income tax	8,069	7,739
Furniture and equipment, net	18,155	12,901
Goodwill	1,468	1,468
Other, net	1,030	3,293

Total assets	$218,276	$103,472

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,175	$11,967
Accrued service costs	35,327	27,742
Accrued compensation and benefits	11,210	12,114
Deferred income tax	4,154	4,188
Accrued income taxes	1,662	41
Other accrued expenses	5,647	3,531
Deferred revenue	19,247	22,610

Current liabilities	97,422	82,193
Non-current liabilities
Other non-current liabilities	2,020	—

Non-current liabilities	2,020	—

Total liabilities	$99,442	$82,193

Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, Series A, $0.01 par value, no shares authorized, issued and outstanding at September 30, 2010; 32,317 authorized, issued and outstanding at December 31, 2009	—	—
Convertible preferred stock, Series D, $0.01 par value, no shares authorized, issued and outstanding at September 30, 2010; 1,267,224 shares authorized, issued and outstanding at December 31, 2009	—	13

Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding at September 30, 2010; no shares authorized, issued and outstanding at December 31, 2009	—	—
Series B common stock, $0.01 par value, no shares authorized, issued and outstanding at September 30, 2010; 68,600,000 shares authorized, 32,156,932 issued and outstanding at December 31, 2009	—	82
Series C common stock, $0.01 par value, no shares authorized, issued and outstanding at September 30, 2010; 31,360,000 shares authorized, 5,257,727 issued and outstanding at December 31, 2009	—	13
Common stock, $0.01 par value, 500,000,000 shares authorized, 91,062,947 shares issued and outstanding at September 30, 2010; no shares authorized, issued and outstanding at December 31, 2009	911	—
Additional paid-in capital	141,375	51,777
Non-executive employee loans for stock option exercises	(41)	(120)
Accumulated deficit	(23,362)	(30,452)
Cumulative translation adjustment	(49)	(34)

	118,834	21,279

Total liabilities and stockholders’ equity	$218,276	$103,472

Accretive Health, Inc.
Consolidated Statements of Cash Flow (Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2010	2009
Operating activities:
Net income	$7,090	$9,484
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	4,399	2,839
Employee stock based compensation	10,847	5,309
Expense associated with the issuance of stock warrants	—	4,357
Deferred income taxes	(2,275)	(5,730)
Changes in operating assets and liabilities:
Accounts receivable	(28,119)	(11,118)
Prepaid and other current assets	(2,306)	(4,928)
Accounts payable	8,192	(2,390)
Accrued service costs	7,585	11,299
Accrued compensation and benefits	(912)	(934)
Other accrued expenses	2,286	156
Accrued income taxes	1,615	(1,163)
Deferred rent expense	1,965	—
Deferred revenue	(3,363)	(5,618)

Net cash provided by operating activities	7,004	1,563

Investing activities:
Purchases of furniture and equipment	(5,554)	(2,000)
Acquisition of software	(4,104)	(3,074)
Collection (issuance) of note receivable	(619)	579

Net cash used in investing activities	(10,277)	(4,495)

Financing activities:
Proceeds from the initial public offering, net of issuance costs	83,756	—
Liquidation preference payment	(866)	—
Proceeds from issuance of common stock from employee stock option exercise	171	212
Collection (issuance) of non-executive employee notes receivable	79	140
Excess tax benefits from equity-based awards	1,284	1,729
Deferred offering costs	—	(2,225)
Payment of dividends	—	(14,469)

Net cash (used in) provided by financing activities	84,424	(14,613)

Effect of exchange rate changes in cash	(200)	161

Net increase (decrease) in cash and cash equivalents	80,951	(17,384)
Cash and cash equivalents at beginning of the period	43,659	51,656

Cash and cash equivalents at end of the period	$124,610	$34,272

Explanation of Operational Metrics
We define our Projected Contracted Annual Revenue Run Rate as the expected total net services revenue for the subsequent twelve (12) months for all healthcare providers for which we are providing revenue cycle management, quality and total cost of care, or other types of services that are under contract as of the end of the reporting period.
Explanation and Use of Non-GAAP Financial Measures
To provide investors with greater insight and a better understanding of how our management and board of directors analyze our financial performance and make operational decisions, we supplement our consolidated financial statements that are presented on a GAAP basis in this press release with the following non-GAAP financial measures: adjusted EBITDA, adjusted net income, and adjusted net income per diluted common share.
These non-GAAP financial measures should not be considered in isolation; they are in addition to, and are not a substitution, for financial performance measures under GAAP. These non-GAAP financial measures may be different from non-GAAP measures used by other companies. Further, we may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations since they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We define non-GAAP adjusted EBITDA as net income (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization expense and share based compensation expense. We define non-GAAP adjusted net income as net income (loss) before share based compensation expense, net of the estimated tax impact of such expense. We define non-GAAP adjusted net income per diluted common share as non-GAAP adjusted net income applicable to common shareholders divided by the weighted average fully diluted common shares outstanding during the period as computed in accordance with GAAP.
We use non-GAAP adjusted EBITDA:
•	as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance;

•	for planning purposes, including the preparation of our annual operating budget;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies; and

•	in communications with our board of directors and investors concerning our financial performance.
We believe that non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted net income per diluted common share are useful to investors in evaluating our operating performance for the following reasons:
•	these and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired;

•	securities analysts often use these and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and

•	by comparing our non-GAAP adjusted EBITDA in different historical periods, our investors can evaluate our operating results without the additional variations of interest income (expense), income tax expense (benefit), depreciation and amortization expense and share-based compensation expense.
We understand that, although measures similar to non-GAAP adjusted EBITDA and non-GAAP adjusted net income are frequently used by investors and securities analysts in their evaluation of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of the limitations of these specific non-GAAP financial measures are:
•	non-GAAP adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	non-GAAP adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	non-GAAP adjusted EBITDA and non-GAAP adjusted net income do not reflect share-based compensation expense;

•	non-GAAP adjusted EBITDA does not reflect cash requirements for income taxes;

•	non-GAAP adjusted EBITDA does not reflect net interest income (expense);

•	although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and non-GAAP adjusted EBITDA does not reflect any cash requirements for these replacements
Non-GAAP Adjusted EBITDA
The following table presents a reconciliation of non-GAAP adjusted EBITDA to net income, the most comparable GAAP measure (unaudited; in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income	$2,858	$4,270	$7,090	$9,484
Net interest (income) expense (a)	(14)	95	(24)	12
Provision for income taxes	1,637	2,619	6,020	180
Depreciation and amortization expense	1,837	957	4,399	2,839

EBITDA	6,318	7,941	17,485	12,515
Stock compensation expense (b)	5,305	2,332	10,847	5,309
Stock warrant expense (b)	—	250	—	4,357

Non-GAAP Adjusted EBITDA	$11,623	$10,523	$28,332	$22,181

(a)	Net interest income represents earnings from our cash and cash equivalents. No debt or other interest-bearing obligations were outstanding during any of the periods presented.

(b)	Stock compensation expense and stock warrant expense collectively represent the share-based compensation expense reflected in our financial statements. Of the amounts presented above, $250 and $1,584 were classified as a reduction in gross revenue for the three and nine months ended September 30, 2009, respectively. No such reduction was recorded for the three or nine months ended September 30, 2010 as all available warrants had been previously earned and, therefore, there was no stock warrant expense.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Net Income per Diluted Common Share
The following table presents a reconciliation of non-GAAP adjusted net income to net income, the most comparable GAAP measure, details how we calculate non-GAAP adjusted net income per diluted common share, and reconciles non-GAAP adjusted net income per diluted common share to fully diluted earnings per common share, the most comparable GAAP measure (unaudited; in thousands, except share and per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Non-GAAP Adjusted Net Income	2010	2009	2010	2009
GAAP net income (loss) per common share	$2,858	$(3,774)	$7,090	$1,440
Add: Share based expense (a)	5,305	2,582	10,847	9,666
Less: Tax impact of share based expense (b)	2,122	1,033	4,339	3,866

Adjusted net income (loss)	$6,041	$(2,225)	$13,598	$7,240

Weighted average common shares, diluted	97,464,457	36,822,226	92,959,707	44,144,535

Non-GAAP adjusted net income (loss) per diluted pro forma common share	$0.06	$(0.06)	$0.15	$0.16

Non-GAAP Adjusted Net Income per Diluted Share

GAAP fully diluted earnings (loss) per common share	$0.03	$(0.11)	$0.08	$0.03
Add: Share based expense (a)	0.05	0.07	0.12	0.22
Less: Tax impact of share based expense (b)	0.02	0.02	0.05	0.09

Non GAAP adjusted net income (loss) per diluted share	$0.06	$(0.06)	$0.15	$0.16

(a)	Share based compensation is the sum of stock compensation and stock warrant expense in the above reconciliation of non-GAAP adjusted EBITDA.

(b)	Tax impact calculated using an effective tax rate of 40% which excludes the impact of state taxes on gross receipts.
Accretive Health, Inc.
Gary Rubin, Senior Director of Finance, 312-324-7820
investorrelations@accretivehealth.com